Exhibit 99.1

Rithm Capital Corp. Announces Third Quarter 2023 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital” or the “Company”) today reported the following information for the third quarter ended September 30, 2023:

Third Quarter 2023 Financial Highlights:

•GAAP net income of $193.9 million, or $0.40 per diluted common share(1)
•Earnings available for distribution of $280.8 million, or $0.58 per diluted common share(1)(2)
•Common dividend of $120.8 million, or $0.25 per common share
•Book value per common share of $12.32(1)

	Q3 2023		Q2 2023
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.40		$0.74
GAAP Net Income	$193.9	million	$357.4	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)(2)	$0.58		$0.62
Earnings Available for Distribution(2)	$280.8	million	$297.9	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$120.8	million	$120.8	million

“This was a terrific quarter for our company— the firm continues to pivot towards our vision for Rithm 2.0 as we not only focus on our core business, but also other opportunities across our platforms in becoming a leading global asset manager,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “We expect to close the Sculptor transaction in the fourth quarter. During this quarter, we also announced the acquisition of Specialized Loan Servicing (“SLS”) for a purchase price of approximately $720 million. This acquisition helps grow our third-party servicing business and reinforces our position as one of the leading non-bank mortgage servicers in the country.”

Third Quarter 2023 Company Highlights:
•Newrez
•Combined Origination & Servicing segment pre-tax income of $412.5 million(3)
◦Generated a 19% pre-tax ROE on $4.5 billion of equity excluding MSR mark to market in Q3’23(4)
•Origination funded production volume of $11.1 billion
•Estimated Q4’23 funded origination volume of approximately $7 to $9 billion(5)

•Total Rithm MSR Portfolio Summary
•MSR portfolio totaled $595 billion in unpaid principal balance (“UPB”) at September 30, 2023 compared to $598 billion UPB at June 30, 2023(6)
◦Portfolio average CPR of approximately 6.3%

•Genesis Capital LLC
•Origination funded production volume of $625 million during the quarter and $1,530 million year to date

•Fourth Quarter 2023 Commentary(5)
•In October 2023, the Company has entered into a definitive agreement with Computershare Limited (ASX:CPU) to acquire Computershare Mortgage Services Inc. and certain affiliated companies, including Specialized Loan Servicing LLC (“SLS”), for a purchase price of approximately $720 million.
◦The acquisition includes approximately $136 billion in UPB of MSRs, of which $85 billion is third-party servicing, along with SLS’s origination services business
◦Closing targeted for Q1’24, subject to customary closing conditions and approvals
◦Transaction is expected to be funded by a mix of existing cash, available liquidity on the balance sheet, as well as additional MSR financing

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 484,350,288 and 483,376,961 weighted average diluted shares for the quarters ended September 30, 2023 and June 30, 2023, respectively. Per share calculations of Book Value are based on 483,214,061 common shares outstanding as of September 30, 2023.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Includes noncontrolling interests.
(4)Excludes positive full MSR mark-to-market of $211.4mm.

(5)Based on management’s current views and estimates. Actual results may vary materially.

(6)Includes excess and full MSRs.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of the Company’s website, www.rithmcap.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.rithmcap.com. Information on, or accessible through, our website is not a part of, and is not incorporated into, this press release.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Thursday, October 26, 2023 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors section of Rithm Capital’s website, www.rithmcap.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Third Quarter 2023 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10183667/facaf434c4.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, November 2, 2023 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “2449142.”

Consolidated Statements of Operations (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	September 30, 2023	June 30, 2023
Revenues
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$442,644	$465,562
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(138,993), and $(139,410), respectively)	20,934	22,032
Servicing revenue, net	463,578	487,594
Interest income	476,607	398,786
Gain on originated residential mortgage loans, held-for-sale, net	149,230	151,822
	1,089,415	1,038,202
Expenses
Interest expense and warehouse line fees	382,554	329,158
General and administrative	190,475	181,508
Compensation and benefits	186,149	189,606
	759,178	700,272
Other income (loss)
Realized and unrealized gains (losses) on investments, net	(127,508)	89,425
Other income (loss), net	71,047	15,860
	(56,461)	105,285
Income before income taxes	273,776	443,215
Income tax expense (benefit)	52,585	56,530
Net income	$221,191	$386,685
Noncontrolling interests in income (loss) of consolidated subsidiaries	4,848	6,889
Dividends on preferred stock	22,394	22,395
Net income attributable to common stockholders	$193,949	$357,401

Net income per share of common stock
Basic	$0.40	$0.74
Diluted	$0.40	$0.74
Weighted average number of shares of common stock outstanding
Basic	483,214,061	483,091,792
Diluted	484,350,288	483,376,961

Dividends declared per share of common stock	$0.25	$0.25

Consolidated Balance Sheets
($ in thousands, except share data)

	September 30, 2023 (Unaudited)	June 30, 2023 (Unaudited)
Assets
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	$8,694,868	$8,688,556
Real estate and other securities ($9,201,474 and $8,722,018 at fair value, respectively)	10,193,596	9,701,000
Residential loans held-for-investment, at fair value	370,957	400,206
Residential mortgage loans, held-for-sale ($2,740,599 and $3,008,722 at fair value, respectively)	2,819,282	3,092,667
Consumer loans held-for-investment, at fair value	1,436,080	1,602,571
Single-family rental properties	991,948	965,194
Mortgage loans receivable, at fair value	2,135,424	1,939,499
Residential mortgage loans subject to repurchase	1,443,546	1,296,097
Cash and cash equivalents	1,217,283	1,369,025
Restricted cash	368,447	319,765
Servicer advances receivable	2,434,266	2,447,918
Receivable for investments sold	219,963	—
Other assets	2,419,868	2,035,581
	$34,745,528	$33,858,079
Liabilities and Equity

Liabilities
Secured financing agreements	$13,605,380	$12,757,428
Secured notes and bonds payable ($552,920 and $574,120 at fair value, respectively)	9,964,855	10,315,006
Residential mortgage loan repurchase liability	1,443,546	1,296,097
Unsecured senior notes, net of issuance costs	546,374	545,930
Dividends payable	135,095	134,188
Accrued expenses and other liabilities	1,782,315	1,614,746
	27,477,565	26,663,395
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 51,964,122 and 51,964,122 issued and outstanding, $1,299,104 and $1,299,104 aggregate liquidation preference, respectively	1,257,254	1,257,254
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 483,214,061 and 483,320,606 issued and outstanding, respectively	4,833	4,834
Additional paid-in capital	6,070,970	6,068,613
Retained earnings (accumulated deficit)	(164,010)	(236,222)
Accumulated other comprehensive income	39,009	39,954
Total Rithm Capital stockholders’ equity	7,208,056	7,134,433
Noncontrolling interests in equity of consolidated subsidiaries	59,907	60,251
Total equity	7,267,963	7,194,684
	$34,745,528	$33,858,079

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

The Company has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Earnings available for distribution” is a non-GAAP financial measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Earnings available for distribution is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) termination fee to affiliate; (iii) non-cash deferred compensation expense; (iv) non-capitalized transaction-related expenses; and (v) deferred taxes, which are not representative of current operations.

The Company’s definition of earnings available for distribution includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of earnings available for distribution excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of earnings available for distribution also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under the fair value option. Earnings available for distribution adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in earnings available for distribution.

Earnings available for distribution includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same financial measure that management uses to operate the business. Management also utilizes earnings available for distribution as a financial measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The Company views earnings available for distribution as a consistent financial measure of its investment portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this financial measure may not be comparable to similarly entitled financial measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent financial measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	September 30, 2023	June 30, 2023
Net income attributable to common stockholders	$193,949	$357,401
Adjustments:
Impairment	3,445	5,813
Realized and unrealized (gains) losses on investments, net	49,873	(156,055)
Other (income) loss, net	(32,467)	23,539
Non-capitalized transaction-related expenses	15,936	9,163
Deferred taxes	47,386	56,431
Earnings available for distribution of equity method investees:
Excess mortgage servicing rights	2,714	1,636
Earnings available for distribution	$280,836	$297,928

Net income per diluted share	$0.40	$0.74
Earnings available for distribution per diluted share	$0.58	$0.62

Weighted average number of shares of common stock outstanding, diluted	484,350,288	483,376,961

SEGMENT INFORMATION
($ in thousands)

	Origination and Servicing			Residential Securities, Properties and Loans
Third Quarter 2023	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Consumer Loans	Mortgage Loans Receivable	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$372,979	$69,665	$—	$—	$—	$—	$—	$442,644
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(138,993))	—	95,507	(74,573)	—	—	—	—	—	20,934
Servicing revenue, net	—	468,486	(4,908)	—	—	—	—	—	463,578
Interest income	29,140	127,467	35,339	140,119	23,993	58,946	59,461	2,142	476,607
Gain on originated mortgage loans, held-for-sale, net	126,844	17,295	—	—	5,091	—	—	—	149,230
Total revenues	155,984	613,248	30,431	140,119	29,084	58,946	59,461	2,142	1,089,415
Interest expense	30,725	83,845	33,907	136,180	30,753	26,285	31,751	9,108	382,554
G&A and other	137,831	103,728	66,275	1,009	13,531	4,542	15,524	34,184	376,624
Total operating expenses	168,556	187,573	100,182	137,189	44,284	30,827	47,275	43,292	759,178
Realized and unrealized gains (losses) on investments, net	22	—	10,453	(127,458)	(7,865)	(4,111)	1,451	—	(127,508)
Other income (loss), net	74	(700)	37,412	(2,644)	40,330	(2,410)	5,369	(6,384)	71,047
Total other income (loss)	96	(700)	47,865	(130,102)	32,465	(6,521)	6,820	(6,384)	(56,461)
Income (loss) before income taxes	(12,476)	424,975	(21,886)	(127,172)	17,265	21,598	19,006	(47,534)	273,776
Income tax expense (benefit)	(3,125)	59,474	1,946	—	(4,656)	62	(1,116)	—	52,585
Net income (loss)	(9,351)	365,501	(23,832)	(127,172)	21,921	21,536	20,122	(47,534)	221,191
Noncontrolling interests in income (loss) of consolidated subsidiaries	269	—	1,414	—	—	3,165	—	—	4,848
Dividends on preferred stock	—	—	—	—	—	—	—	22,394	22,394
Net income (loss) attributable to common stockholders	$(9,620)	$365,501	$(25,246)	$(127,172)	$21,921	$18,371	$20,122	$(69,928)	$193,949

As of September 30, 2023
Total Assets	$1,930,567	$11,107,429	$3,795,736	$11,356,904	$2,525,778	$1,550,856	$2,355,415	$122,843	$34,745,528
Total Rithm Capital stockholder’s equity	$282,476	$4,234,955	$1,305,636	$980,380	$179,206	$233,762	$610,499	$(618,858)	$7,208,056

	Origination and Servicing			Residential Securities, Properties and Loans
Second Quarter 2023	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Consumer Loans	Mortgage Loans Receivable	Corporate	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$359,854	$105,708	$—	$—	$—	$—	$—	$465,562
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(139,410))	—	45,767	(23,735)	—	—	—	—	—	22,032
Servicing revenue, net	—	405,621	81,973	—	—	—	—	—	487,594
Interest income	26,552	102,687	35,622	122,476	26,291	24,401	58,809	1,948	398,786
Gain on originated mortgage loans, held-for-sale, net	134,130	10,188	—	1,247	6,257	—	—	—	151,822
Total revenues	160,682	518,496	117,595	123,723	32,548	24,401	58,809	1,948	1,038,202
Interest expense	28,613	81,606	30,368	115,572	30,830	4,315	29,282	8,572	329,158
G&A and other	143,064	94,074	75,295	1,560	15,348	2,734	14,795	24,244	371,114
Total operating expenses	171,677	175,680	105,663	117,132	46,178	7,049	44,077	32,816	700,272
Realized and unrealized gains (losses) on investments, net	(112)	386	10,311	77,442	(7,936)	(3,994)	13,328	—	89,425
Other income (loss), net	255	(5,434)	34,428	(2,035)	17,998	5,396	(822)	(33,926)	15,860
Total other income (loss)	143	(5,048)	44,739	75,407	10,062	1,402	12,506	(33,926)	105,285
Income (loss) before income taxes	(10,852)	337,768	56,671	81,998	(3,568)	18,754	27,238	(64,794)	443,215
Income tax expense (benefit)	(2,718)	51,925	3,308	—	4,948	48	(981)	—	56,530
Net income (loss)	(8,134)	285,843	53,363	81,998	(8,516)	18,706	28,219	(64,794)	386,685
Noncontrolling interests in income (loss) of consolidated subsidiaries	386	—	845	—	—	5,658	—	—	6,889
Dividends on preferred stock	—	—	—	—	—	—	—	22,395	22,395
Net income (loss) attributable to common stockholders	$(8,520)	$285,843	$52,518	$81,998	$(8,516)	$13,048	$28,219	$(87,189)	$357,401

As of June 30, 2023
Total Assets	$2,261,296	$10,037,550	$4,863,294	$10,203,238	$2,458,275	$1,704,131	$2,208,159	$122,136	$33,858,079
Total Rithm Capital stockholder’s equity	$305,518	$3,579,194	$1,914,719	$926,843	$214,825	$219,934	$571,332	$(597,932)	$7,134,433

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statement Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.rithmcap.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is an asset manager focused on the real estate and financial services industries. Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc. and Genesis Capital LLC, as well as investments in affiliated businesses that provide residential and commercial real estate related services. The Company seeks to provide attractive risk-adjusted returns across interest rate environments. Since inception in 2013, Rithm Capital has delivered approximately $4.9 billion in dividends to shareholders, including dividends payable on October 27, 2023. Rithm Capital is organized and conducts its operations to qualify as a Real Estate Investment Trust (“REIT”) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com